                                EXHIBIT 23.1

                     CONSENT OF INDEPENDENT ACCOUNTANTS



          We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated February 7, 1994, appearing on page 20 of Barrett Business Services, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1993. We also consent to the incorporation by reference of our report on the Financial Statement Schedule which appears on page 38 of such Annual Report on Form 10-K.


PRICE WATERHOUSE LLP



Portland, Oregon
January 13, 1995